EXHIBIT 10.2


                        AMENDMENT TO EMPLOYMENT AGREEMENT

          The Employment Agreement between Cinergy Corp., its subsidiaries and/or its affiliates ("Cinergy") and _________________ (the "Executive") dated as of ___________________ (the "Agreement") is hereby amended pursuant to this amendment (the "Amendment") effective as of the completion of the Merger (as defined in the Agreement and Plan of Merger, dated as of May 9, 2005, by and among Duke Energy Corporation, Cinergy Corp., Duke Holding Corp., Duke Acquisition Corp., and Cinergy Acquisition Corp.). In the event that the Merger does not occur, this Amendment shall be void AB INITIO and of no further force and effect.

                                    AMENDMENT

1. Section 4(d)(i) of the Agreement is hereby amended by substituting the word "Cinergy" with the words "Duke Holding Corp."

2. Section 4(d)(ii) of the Agreement is hereby superseded and replaced in its entirety as set forth below:

         "(ii) (1) The material reduction without his/her consent of the Executive's authority, duties or responsibilities from those in effect on May 9, 2005 unless such reduction is not a material reduction in authority, duties or responsibilities from those in effect at any time within the 12 months prior to May 9, 2005 or (2) a material adverse change in the Executive's reporting responsibilities from those in effect on May 9, 2005 unless such change is not a material adverse change in reporting responsibilities from those in effect at any time within the 12 months prior to May 9, 2005, PROVIDED that if the Executive fails to provide a Notice of Termination asserting Good Reason within thirty (30) days of the commencement of new authorities, duties or responsibilities or a new reporting relationship, the Executive shall be deemed to have irrevocably waived the right to claim Good Reason in respect of such new authority, duties or responsibilities or reporting relationship."

3. Section 4(d)(iii) of the Agreement is hereby superseded and replaced in its entirety as set forth below:

         "(iii) Any breach by Cinergy or Duke Holding Corp. of any other material provision of this Agreement; PROVIDED, HOWEVER, that if the place of performance is changed to Charlotte, North Carolina [or Houston, Texas], no breach of Section 2b hereof shall be deemed to have occurred to the extent relating to the place of performance."


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4. Section 4(d) of the Agreement is hereby amended by adding the following new subsection (vi) after Section 4(d)(v):

         "(vi) The failure of James E. Rogers to continue to serve as Chief Executive Officer of Duke Holding Corp. (other than as a result of the death, disability or termination for cause of James E. Rogers or his voluntary resignation without good reason under his employment agreement)."

5. Section 8 of the Agreement is hereby amended by adding the following new sentence as the penultimate sentence of Section 8:

         "Notwithstanding the foregoing provisions of this Section 8, any dispute that would otherwise be submitted to arbitration under this
         Section 8 arising in connection with Section 4(d)(ii) shall be arbitrated under this Section 8 by an independent nationally-recognized human resources consulting firm mutually selected by the Company and the Executive within 30 days following the Company's receipt of a Notice of Termination from the Executive; PROVIDED that if the Company and the Executive do not agree on a consulting firm to arbitrate within such 30-day period, the American Arbitration Association shall select a human resources consulting firm to arbitrate and any issue submitted for arbitration pursuant to this Section 8 shall be adjudicated in the state in which the Executive is employed by the Company or was employed by the Company immediately preceding such claim, as the case may be."

6. Except as explicitly set forth herein, the Agreement will remain in full force and effect.


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          IN WITNESS WHEREOF, the Executive and Cinergy have caused this
Amendment to the Agreement to be executed as of the date first specified above.



                                             CINERGY SERVICES, INC.



                                             By: _______________________________
                                                    James E. Rogers
                                                    Chairman and
                                                    Chief Executive Officer




                                                 -------------------------------
                                                 EXECUTIVE



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